UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2007

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA (Address of principal executive offices)	92008 (Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 26, 2007, the Compensation Committee of our Board of Directors approved the 2007 Executive Compensation Plan, which sets forth executive compensation for fiscal 2007 for our President and Chief Executive Officer, Dana Kammersgard, our Chief Financial Officer, Hanif Jamal, and our Senior Vice President of Worldwide Sales and Marketing, Philip Davis.
The 2007 Executive Compensation Plan specifies 2007 base annual salaries, effective January 1, 2007, for Messrs. Kammersgard, Jamal and Davis of $367,500, $270,000 and $260,000, respectively. In addition, the 2007 Executive Compensation Plan establishes target 2007 bonuses for Messrs. Kammersgard, Jamal and Davis equal to 80%, 55% and 50%, respectively, of their applicable base salaries. 50% of any 2007 bonus will be paid in cash and the remainder is in the form of a stock option having a Black-Scholes value equal to 50% of the target 2007 bonus. Payment of the 2007 bonuses is proportionately dependent on the achievement of financial goals relating to revenue and operating income and management business objectives, as follows:

		Management Business
Executive Officer	Financial Goals	Objectives
Dana Kammersgard	100%	0%
Hanif Jamal	80%	20%
Philip Davis	75%	25%
No payment of 2007 bonuses will be made unless the financial goals are achieved at a minimum 90% level, and thereafter payment will be made as follows:

% Goal Achievement	90%	95%	100%	105%	110%	115%	120%	130%	140%	150%
% of Target Bonus Paid	50%	75%	90%	95%	100%	105%	110%	115%	120%	125%
The 2007 Executive Compensation Plan also provides for the payment in cash of an additional 2007 stretch bonus equal to up to 50% of each executive’s target 2007 bonus, payable upon the achievement of additional financial goals. No 2007 stretch bonus will be paid unless the financial goals described above relating to the 2007 target bonus are achieved at a minimum 90% level and unless the additional financial goals specific to the 2007 stretch bonus are achieved at specified minimum levels.

Effective February 27, 2007 in accordance with our stock option grant policy and pursuant to our 2000 Amended and Restated Equity Incentive Plan, on February 26, 2007 the Compensation Committee also approved the grant of the bonus stock options described above and annual stock options as follows:

Executive Officer	Bonus Stock Options	Annual Stock Options
Dana Kammersgard	81,667	200,000
Hanif Jamal	41,250	75,000
Philip Davis	36,111	150,000
The options will terminate ten years after February 27, 2007, the effective date of grant, or earlier in the event the optionholder’s service to us is terminated and have an exercise price per share of $3.57, the closing price of our common stock as reported on the Nasdaq Stock Market for Monday, February 26, 2007. Subject to the optionholder’s continued service to us, the shares of common stock subject to the bonus stock options vest based on and to the extent of achievement of the financial goals and management business objectives set forth in the 2007 Executive Compensation Plan, and the annual stock options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.
Also on February 26, 2007, the Compensation Committee approved the payment of 2006 bonuses to Messrs. Jamal and Davis in the amounts of $41,980 and $21,742, respectively. Mr. Kammersgard did not receive a 2006 bonus.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Hanif I. Jamal

Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: March 2, 2007